UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                               September 20, 2004

                               PLIANT CORPORATION
                          -----------------------------
               (Exact name of company as specified in its charter)

         UTAH                         333-40067                87-0496065
-----------------------------  ------------------------  ----------------------
(State of other jurisdiction   (Commission file number)      (IRS Employer
       of incorporation)                                 Identification Number)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
               (Address of principal executive offices) (Zip Code)

                                 (847) 969-3300
               ---------------------------------------------------
                 Company's telephone number, including area code

                                      N.A.
          (Former name or former address if changed since last report)

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Item 5.02      Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers

Pliant Corporation announced today that James Ide has joined the Company as Executive Vice President and Chief Financial Officer, effective immediately. Mr. Ide, a CPA, was most recently Chief Financial Officer and Treasurer of Next Level Communications, Inc., a publicly-traded provider of telecommunications equipment which was acquired by Motorola, Inc. in 2003. Mr. Ide spent the majority of his 18-year career at Motorola in audit and financial roles of increasing responsibility. He lived in China for over three years during the greenfield start-up of Motorola's mobile handset operations in the early 1990s, during which time the business grew to over $1 billion in sales. Mr. Ide began his career as an auditor with Arthur Andersen & Co. in Chicago. Mr. Ide holds a Masters of International Management from Thunderbird University and a BBAd in Accounting and Spanish from Gonzaga University.

Brian Johnson, who served as Executive Vice President and Chief Financial Officer and was named Executive Vice President of Strategy and Business Development in May 2004, will continue in the strategy role.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PLIANT CORPORATION


                                      /S/ Harold C. Bevis
                                      -------------------------------------
                                      Harold C. Bevis
                                      President and Chief Executive Officer

Date:  September 20, 2004


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                                INDEX TO EXHIBITS

Exhibits

99.1     Press release dated September 20, 2004.